Exhibit 99.8

CONSENT OF ZUKIN CERTIFICATION SERVICES, LLC

Banyan Acquisition Corporation

400 Skokie Blvd, Suite 820

Northbrook, Illinois 60062

RE:

Joint Proxy Statement/Consent Solicitation Statement/Prospectus of Banyan Acquisition Corporation

(“Banyan”) and Pinstripes, Inc., which forms part of the Registration Statement on Form S-4 of Banyan

(the “Registration Statement”).

Gentlemen:

We hereby consent to (i) the inclusion of our reasonable basis review (“RBR”) report, dated June 15, 2023, to the Board of Directors of Banyan as Annex H to the Joint Proxy Statement/Consent Solicitation Statement/Prospectus which forms a part of the Registration Statement related to the proposed merger with Pinstripes, Inc. and (ii) the references to such RBR therein under the headings “Summary of the Joint Proxy Statement/Consent Solicitation Statement/Prospectus—The Banyan Board’s Reasons for the Approval of the Business Combination,” “Summary of the Joint Proxy Statement/Consent Solicitation Statement/Prospectus— Reasonable Basis review of Initial Financial Projections and underlying Assumptions,” “Proposal No. 1—The Business Combination Proposal—Background to the Business Combination,” “Proposal No. 1—The Business Combination Proposal— Reasonable Basis Review of Pinstripes’ Initial Financial Projections and Underlying Assumptions” and “Proposal No. 1—The Business Combination Proposal— The Banyan Board’s Reasons for the Approval of the Business Combination.”

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: October 31, 2023

/s/ Zukin Certification Services, LLC
Zukin Certification Services, LLC